Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
Nos. 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823,
33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066, 33-91658,
333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633, 333-09637, and
333-09655 of CUC International Inc. on Form S-8 and in Registration Statements Nos. 33-30306, 33-47271, 33-58598, 33-63237, 33-95126 of CUC International Inc.
on Form S-3 of CUC International Inc. and in Registration Statements Nos. 33-64801, 333-06627, 333-06559, and 333-07171 of CUC International Inc. on Form
S-4 of our report dated March 13, 1995 (relating to the financial statements of Advance Ross Corporation as of December 31, 1994 and for the years ended December 31, 1994 and 1993, not presented separately herein) appearing in this Current Report on Form 8-K of CUC International Inc. (filed with the Securities and Exchange Commission on or about September 12, 1996).



DELOITTE & TOUCHE LLP

Chicago, Illinois

September 11, 1996